                                                                  EXHIBIT (g)(1)

                              MODIFIED COINSURANCE

                                    AGREEMENT

                                     BETWEEN

                   AMERICAN FRANKLIN LIFE INSURANCE COMPANY OF

                              SPRINGFIELD, ILLINOIS

                                       AND

                        INTEGRITY LIFE INSURANCE COMPANY

                                       OF

                                PHOENIX, ARIZONA

                              REINSURANCE AGREEMENT

                                     between

                    AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                       of

                             Springfield, Illinois,

                   hereinafter referred to as "REINSURED," and

                        INTEGRITY LIFE INSURANCE COMPANY

                                       Of

                                Phoenix, Arizona

                   hereinafter referred to as the "REINSURER."

                             A.  REINSURANCE COVERAGE
                                 --------------------

1. The insurance policies issued by the REINSURED as listed in Schedule I shall be reinsured with the REINSURER on a modified coinsurance basis.

2. The reinsurance shall cover the portion of the risk under the policies as specified in Schedule II.

3. The liability of the REINSURER shall begin simultaneously with that of the REINSURED, but in no event prior to the effective date of this Agreement. Reinsurance with respect to any policy shall not be in force unless issuance and delivery of the policy constituted the doing of business in a state of the United States of America, the District of Columbia, or a country in which the REINSURED was properly licensed.

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                                TABLE OF CONTENTS

SECTION    ITEM                                                             PAGE
--------   --------------------------------------------------------------   ----
   A       Reinsurance Coverage                                                4
   B       Placing Reinsurance in Effect                                       5
   C       Payments by Reinsured                                               5
   D       Payments by Reinsurer                                               7
   E       Terms of Reinsurance                                                9
   F       Unusual Expenses and Adjustments                                   10
   G       Policy Changes                                                     11
   H       Oversights                                                         12
   I       Reductions                                                         12
   J       Inspection of Records                                              12
   K       Arbitration                                                        12
   L       Insolvency                                                         13
   M       Parties to Agreement                                               14
   N       Effective Date                                                     14
   O       Payments upon Termination of Agreement                             14
   P       Duration of Agreement                                              15
   Q       Execution                                                          16

SCHEDULE
--------
  I        Policies Subject to Reinsurance                                    17
  II       Amount of Reinsurance                                              18
  III      Periodic Report                                                    19
  IV       Annual Reports                                                     20
  V        Administration Charges                                             21
  VI       Underwriting Expenses                                              22

                              REINSURANCE AGREEMENT

                                     between

                    AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                       of

                             Springfield, Illinois,

                   hereinafter referred to as "REINSURED," and

                        INTEGRITY LIFE INSURANCE COMPANY

                                       of

                                Phoenix, Arizona

                   hereinafter referred to as the "REINSURER."

                             A.  REINSURANCE COVERAGE
                                 --------------------

1. The insurance policies issued by the REINSURED as listed in Schedule I shall be reinsured with the REINSURER on a modified coinsurance basis.

2. The reinsurance shall cover the portion of the risk under the policies as specified in Schedule II.

3. The liability of the REINSURER shall begin simultaneously with that of the REINSURED, but in no event prior to the effective date of this Agreement. Reinsurance with respect to any policy shall not be in force unless issuance and delivery of the policy constituted the doing of business in a state of the United States of America, the District of Columbia, or a country in which the REINSURED was properly licensed.

4.   Reinsurance hereunder shall be on a calendar year basis, as follows:

     (a) with respect to a policy on any of the forms listed in Schedule I (including policy forms hereafter added by mutual agreement) which is issued by the REINSURED on or after the effective date of this Agreement, the reinsurance with respect to such policy shall cover the period commencing with the effective date of the

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          policy and ending at midnight at the end of the last day of the calendar year in which such policy was issued;

     (b) all reinsurance hereunder shall automatically renew for each succeeding calendar year annually as of midnight at the beginning of January 1.

5. The reinsurance under this Agreement with respect to any policy shall be maintained in force without reduction so long as the liability of the REINSURED under such policy reinsured hereunder remains in force without reduction, unless reinsurance is terminated or reduced as provided herein.

                        B.  PLACING REINSURANCE IN EFFECT
                            -----------------------------

1. Reinsurance with respect to policies issued after the effective date of this Agreement shall become effective simultaneously with the liability of the REINSURED, provided, however, that the REINSURED shall give notification of such reinsurance to the REINSURER simultaneously with the quarterly reconciliation prescribed in Section E, paragraph 5.

                            C.  PAYMENTS BY REINSURED
                                ---------------------

1.   Reinsurance Premiums
     --------------------

     The REINSURED shall pay the REINSURER each day, as reinsurance premiums, the gross contributions or premiums the REINSURED receives after the effective date of this Agreement with respect to the portions of policies reinsured hereunder.

2.   Disbursements and Deductions from Policyholder Account Values
     -------------------------------------------------------------

     The REINSURED shall pay the REINSURER each day with respect to the portions of policies reinsured hereunder the following amounts:

     (a) Monthly deductions for the costs of insurance and rider and benefit charges.

     (b) Any monthly administrative charges, including such charges made only for the first policy year.

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     (c)  Charges instituted at policyholders request, e.g., for partial withdrawals, increases and decreases in face amount and transfers among investment options.

     (d)  Surrender charges made upon surrender or decreases in face amount.

     (e)  Any deductions waived under a waiver of monthly deduction benefit.

     (f)  Any other amounts deducted from policyholder account values.

3.   Reduction in Policyholder Account Values for Benefits Paid
     ----------------------------------------------------------

     The REINSURED shall pay the REINSURER each day with respect to the portions of policies reinsured hereunder the amounts of policyholder cash values paid as surrender benefits and partial withdrawal benefits and the amounts of account values included in death benefits.

4.   Charges for Mortality and Expense Risks
     ---------------------------------------

     The REINSURED shall pay the REINSURER each day with respect to the portions of policies reinsured hereunder, the charge made against the Separate Accounts of the REINSURED for mortality and expense risks under the policies.

5.   Miscellaneous Gains and Losses
     ------------------------------

     The REINSURED shall pay the REINSURER each day with respect to the portions of the policies reinsured hereunder, the net gains (or "breakage") caused by delays in moving funds to and from the Separate Account of the REINSURED. If such amounts are net losses, then they shall be paid by the REINSURER to the REINSURED.

6.   Miscellaneous Income
     --------------------

     The REINSURED shall pay the REINSURER each day with respect to the portions of the policies reinsured hereunder, the amounts of any miscellaneous income not included elsewhere in this Agreement.

7.   Gross Investment Income and Net Realized and Unrealized Capital Gains And
     -------------------------------------------------------------------------
     Losses
     ------

     Gross investment income and net capital gains and losses, determined in accordance with the REINSURED's investment year method (or such other method as agreed upon by the REINSURED and REINSURER) used to allocate such income and capital gains and losses derived from the assets of the REINSURED held in relation to the reserves established in and other funds held in the general account of the REINSURED on the portions of the policies reinsured hereunder, shall be paid at the end of each year by the REINSURED to the REINSURER, as a part of the consideration for the reinsurance hereunder. This payment shall be reduced by the amounts of interest credited to the policyholder account values or any items in the nature of interest paid under the policies on the portions of the policies reinsured hereunder.

8.   Reserve Adjustment Allowance
     ----------------------------

     The REINSURED shall provide an allowance to the REINSURER at the end of each accounting period to reflect the change in surrender charges, if any, used to calculate reserves on the portions of the policies reinsured hereunder. Such allowance shall be ceded to the REINSURER, but will continue to be settled on a cash basis.

9.   Modification of Reserve Basis
     -----------------------------

     If the REINSURED shall modify the basis used in computing its reserve liability with respect to the portion of any policy reinsured hereunder after the effective date of this Agreement, reinsurance amounts paid to the REINSURER under this section in the year of the modification shall be adjusted by adding any increase or deducting any decrease in reserves due to such modification.

                            D.  PAYMENTS BY REINSURER
                                ---------------------

1.   Distribution Allowance
     ----------------------

     The REINSURER shall pay the REINSURED each day a distribution allowance equal to 5% of the reinsurance premiums plus 85% of such premiums which are for the first policy year and which are not greater than the amounts defined as commissionable "target" premiums by the REINSURED with regard to the portions of the policies reinsured hereunder.

     The REINSURER shall pay the REINSURED each day an additional distribution allowance equal to any commissions paid by the REINSURED on increases in face amount, with respect to the portions of policies reinsured hereunder.

2.   Contributions to Policyholder Account Values
     --------------------------------------------

     The REINSURER shall pay the REINSURED each day the portion of contributions or premiums which after deductions are deposited to the Policy Accounts with respect to the portions of policies reinsured hereunder.

3.   Benefits
     --------

     The REINSURER shall pay the REINSURED each day with respect to the portions of the policies reinsured hereunder:

     (a) the gross amounts of all death benefits paid by the REINSURED (i.e., without deduction for reserves);

     (b) the cash surrender values and withdrawal benefits paid by the REINSURED

     (c)  interest paid on claims;

     (d) monthly deductions waived by the REINSURED under a waiver of monthly deduction benefit.

     Benefits that may be paid in more than one sum or under another form of payment (i.e. a settlement option), shall, for the purposes of the reinsurance agreement, be deemed to be paid in one sum.

4.   Administrative Charges
     ----------------------

     The REINSURER shall pay the REINSURED issue, underwriting and administrative charges with respect to the portion of policies reinsured hereunder in the amounts defined in Schedule V for each reinsured policy.

5.   Expense Allowance
     -----------------

     The REINSURER shall pay the REINSURED, as an expense allowance a reimbursement for certain fees for service paid by the REINSURED under the Servicing Agreement with respect to the portions of policies reinsured hereunder in the amounts defined in to Schedule VI for each reinsured policy.

6.   Investment Expenses and Federal Income Taxes
     --------------------------------------------

     The REINSURER shall be obligated for and shall pay to the REINSURED the investment expenses incurred in each accounting period in respect of the gross investment income payable to the REINSURER in accordance with Section C, paragraph 7. The REINSURER shall be obligated for and shall pay federal income taxes imposed on the REINSURER.

7.   State Premium Taxes
     -------------------

     When the REINSURER is not required to pay state premium taxes upon the reinsurance premiums received from the REINSURED, the REINSURER shall pay the REINSURED on a quarterly basis any such taxes the REINSURED may be required to pay with respect to that part of the contributions or premiums received under the REINSURED'S original policies which are paid to the REINSURER as reinsurance premiums.

8.   Miscellaneous Disbursements
     ---------------------------

     The REINSURER shall pay the REINSURED each day with respect to the portions of the policies reinsured hereunder the amounts of any miscellaneous disbursements not included elsewhere in this agreement.

9.   Annual Reserve Adjustments - Waiver
     -----------------------------------

     (a) Annual reserve adjustments for disabled life reserves under waiver of monthly deduction riders shall be computed by deducting (i) the total amount of such reserves on the last day of the preceding accounting period on the portions of the policies reinsured hereunder from (ii) the total amount of such reserves on the last day of the current accounting period on the portions of the policies reinsured hereunder and then in force under this Agreement. Such reserves shall be calculated on the same basis used by the REINSURED in computing its reserve liability. With respect, however, to the accounting period during which the effective date of this Agreement occurs, the reference in "(i)" above, to "the last day of the preceding accounting period" shall refer to the effective date of this Agreement. With respect, however, to the accounting period during which the termination of this Agreement occurs, the reference in (ii) above, to "the last day of the current accounting period" shall refer to the day immediately prior to the terminal accounting date.

     (b) For any accounting period in which "(ii)" exceeds "(i)" in (a), above, the REINSURER shall pay the REINSURED such excess. For any accounting period in which "(i)" exceeds "(ii)", the REINSURED shall pay the REINSURER such excess.

10.  Miscellaneous Liabilities and Accrual Items
     -------------------------------------------

     The REINSURER shall be responsible for miscellaneous reserves and accrual items on the portions of the policies reinsured hereunder; e.g. unearned premium reserves, incurred but unreported claims, etc., incurred by the REINSURED at the end of each accounting period. Such liabilities shall be ceded to the REINSURER, but such ceded amounts will continue to be settled on a cash basis.

                             E.  TERMS OF REINSURANCE
                                 --------------------

1.   Ownership of Assets
     -------------------

     The REINSURED shall retain ownership of all of the assets held in relation to the reserves on the portions of the policies reinsured hereunder, and the REINSURER shall have no legal, equitable, or security interest in such assets.

2.   Capital Gains and Losses
     ------------------------

     The REINSURER shall not participate in capital gains and losses of the REINSURED except as specified in Section C, paragraph 7. No part of the gains and losses of the REINSURED from, or considered as from, sales and exchanges of capital assets shall be treated as gains and losses from sales and exchanges of capital assets of the REINSURER.

3.   Amounts Due REINSURER or REINSURED
     ----------------------------------

     Except as otherwise specifically provided herein, all amounts, other than those paid daily, due to be paid to either the REINSURER or the REINSURED shall be determined or estimated on a net basis as of the last day of the month preceding the end of each accounting period and shall be due and payable as of such date. If such amounts cannot be determined at such later date on an exact basis, such payments may be paid on an estimated basis and any final adjustments are to be made within 3 months after the end of such accounting period.

4.   Accounting Period
     -----------------

     The accounting period for this Agreement shall be a calendar year, except that the first accounting period hereunder shall run from the effective date of this Agreement through December 31 of the calendar year in which the effective date of this Agreement falls. The REINSURED and the REINSURER, however, shall each reconcile the reinsurance transactions hereunder as prescribed in Schedule III at the end of each calendar quarter.

5.   Reports
     -------

     (a) Annual Statement information as prescribed in Schedule IV, paragraph A shall be provided by the REINSURED to the REINSURER not later than 30 working days after the end of each accounting period.

     (b) Periodic Reports as prescribed in Schedule III shall be provided by the REINSURED to the REINSURER not later than 30 working days after the end of each calendar quarter.

                       F.  UNUSUAL EXPENSES AND ADJUSTMENTS
                           --------------------------------

1. Any unusual expenses incurred by the REINSURED in defending or investigating a claim for policy liability or rescinding a policy reinsured hereunder shall be participated in by the REINSURER in the same proportion as its reinsurance bears to the total insurance under such policy.

2. For purposes of this Agreement (but not as a limitation on the REINSURER'S liability under paragraph 1), it is agreed that penalties, attorney's fees, and interest imposed automatically by statute against the REINSURED and arising solely out of a judgment rendered against the REINSURED in a suit for policy benefits reinsured hereunder shall be considered unusual expenses.

3. In no event, however, shall the following categories of expenses or liabilities be considered for purposes of this Agreement as "unusual expenses":

     (a)  routine investigative or administrative expenses;

     (b) expenses incurred in connection with a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits which the REINSURED admits are payable;

     (c) expenses, fees, settlements, or judgments arising out of or in connection with claims against the REINSURED for punitive or exemplary damages; and

     (d) expenses, fees, settlements, or judgments arising out of or in connection with claims made against the REINSURED and based on alleged or actual bad faith, failure to exercise good faith, or tortuous conduct. -

4. In the event that the amount of liability provided by a policy or policies reinsured hereunder is increased or reduced because of a misstatement of age or sex, the reinsurance liability of the REINSURER shall increase or reduce in the proportion that the reinsurance liability of the REINSURER bore to the sum of the retained liability of the REINSURED and the liability of other reinsurers immediately prior to the discovery of such misstatement of age or sex.

                                G.  POLICY CHANGES
                                    --------------

1. If a change is made in the terms and conditions of a policy issued by the REINSURED which affects the risk reinsured hereunder in respect of such policy, and which is evidenced by the issuance of a new policy form, the REINSURED shall notify the REINSURER promptly of such change.

2. For purposes of this Agreement, any such change shall be deemed to be the issuance of a new policy form by the REINSURED. The REINSURER shall inform the REINSURED whether the REINSURER will include such new policy form under this Agreement, or will terminate or modify the reinsurance hereunder in respect of such policy.

                                  H.  OVERSIGHTS
                                      ----------

It is understood and agreed that, if failure to comply with any terms of this Agreement is shown to be unintentional and the result of misunderstanding or oversight on the part of either the REINSURED or the REINSURER, both the REINSURED and the REINSURER shall be restored to the positions they would have occupied had no such misunderstanding or oversight occurred.

                                  I.  REDUCTIONS
                                      ----------

If a portion of the insurance issued by the REINSURED on a life reinsured hereunder is terminated, reinsurance on that life hereunder shall be reduced.

                            J.  INSPECTION OF RECORDS
                                ---------------------

The REINSURER and the REINSURED each shall have the right at any reasonable time to inspect, at the office of the other, all books and documents relating to the reinsurance under this Agreement.

                                 K.  ARBITRATION
                                     -----------

1. It is the intention of the parties that customs and usages of the business of reinsurance shall be given full effect in the interpretation of this Agreement. The parties shall act in all things with the highest good faith. A dispute or difference between the parties with respect to the operation or interpretation of this Agreement on which an amicable understanding cannot be reached shall be decided by arbitration. The arbitrators are empowered to decide all questions or issues and shall be free to reach their decision from the standpoint of equity and customary practices of the insurance and reinsurance industry rather than from that of the strict law.

2. The court of arbitration shall be held in the city where the Home Office of the REINSURER is located and shall consist of three arbitrators who must be officers of life insurance companies other than the parties to this Agreement or their affiliates or subsidiaries. The REINSURED shall appoint one arbitrator and the REINSURER the second. These two arbitrators shall then select the third before arbitration begins. Should one of the parties decline to appoint an arbitrator or should the two arbitrators be unable to agree upon the choice of a third, such appointment shall be left to the president of the American Council of Life Insurance or its successor organization.

3. The arbitrators shall decide by a majority of votes, and from their written decision there can be no appeal. The cost of arbitration, including the fees of the arbitrators, shall be borne by the losing party unless the arbitrators decide otherwise.

                                  L.  INSOLVENCY
                                      ----------

1. In the event of the insolvency of the REINSURED, all reinsurance shall be payable directly to the liquidator, receiver, or statutory successor of the REINSURED, without diminution because of the insolvency of the REINSURED.

2. In the event of insolvency of the REINSURED, the liquidator, receiver, or statutory successor shall give the REINSURER written notice of the pendency of a claim on a policy reinsured within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the REINSURER may investigate such claim and interpose in the name of the REINSURED (its liquidator, receiver, or statutory successor), but at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which the REINSURER may deem available to the REINSURED or its liquidator, receiver, or statutory successor.

3. The expense thus incurred by the REINSURER shall be chargeable, subject to court approval, against the REINSURED as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the REINSURED solely as a result of the defense undertaken by the REINSURER. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense shall be apportioned in accordance with the terms of the reinsurance agreement as though such expenses had been incurred by the REINSURED.

4. In the event that (a) the REINSURER shall execute and file articles of dissolution as provided in Arizona Revised Statutes Section 10-092, or (b) the Arizona Insurance Department shall be directed to rehabilitate or liquidate the REINSURER pursuant to an order of rehabilitation or liquidation issued as provided in Arizona Revised Section 20-620 and 621, reinsurance hereunder shall, at the option of the REINSURED, be terminated as of a date concurrent with or subsequent to the filing of the articles of dissolution or issuance of the order of liquidation, as selected by the Reinsured. Written notification of such termination and date shall be given by the REINSURED to the REINSURER. Termination under this paragraph shall be subject to the provisions of the Arizona Insurance Code. The scope of this paragraph and the option of the REINSURED to terminate pursuant hereto shall not be limited or otherwise affected by any other provision of this Agreement.

                             M.  PARTIES TO AGREEMENT
                                 --------------------

This is an Agreement for indemnity reinsurance solely between the REINSURED and the REINSURER. The acceptance of reinsurance hereunder shall not create any right or legal relation whatever between the REINSURER and the insured or the beneficiary under any policy reinsured hereunder, and the REINSURED shall be and remain solely liable to such insured or beneficiary under any such policy.

                                N.  EFFECTIVE DATE
                                    --------------

The effective date of this Agreement is April 1, 1989.

                    O.  PAYMENTS UPON TERMINATION OF AGREEMENT
                        --------------------------------------

1. In the event that this Agreement is terminated pursuant to any provision hereof, a terminal accounting and settlement shall take place.

2. The terminal accounting date for the termination shall be the effective date of termination pursuant to any notice of termination given under this Agreement or such other date as shall be mutually agreed to in writing.

3. The terminal accounting period shall be the period commencing on January 1 of the calendar year in which the termination is effective and ending on the terminal accounting date.

4. The terminal accounting and settlement shall consist of a terminal reserve adjustment by the REINSURED, as described in paragraph 5 below; and an amount paid by the REINSURER, as described in paragraph 6 below.

5. The REINSURED shall pay to the REINSURER a terminal reserve adjustment in an amount equal to the reserves established in the general account of the REINSURED on the day immediately prior to the terminal accounting date on the portions of the policies reinsured hereunder.

6. The REINSURER shall pay to the REINSURED an amount equal to the reserves established in the general account of the REINSURED on the day immediately prior to the terminal accounting date on the portions of the policies reinsured hereunder.

                            P.  DURATION OF AGREEMENT
                                ---------------------

1. Except as otherwise provided herein, this Agreement shall be unlimited in duration.

2. This Agreement may be terminated at any time by either party giving two-years written notice of termination or by the REINSURED giving one-year written notice accompanied by a payment of $500,000. In addition, if the REINSURER terminates during the initial three years of this Agreement, the Reinsured shall pay the Reinsurer $500,000 less $10 for each policy reinsured on the effective date of the termination, but not less than $0. The date of delivery of the notice to the other party's Home Office, which delivery shall be made by a mail or express service that uses a return receipt, shall be the day of notice.

3. During the one-year or two-year period, as the case may be, this Agreement shall continue to operate in accordance with its terms.

3. The Reinsurer and the Reinsured shall remain liable after termination, in accordance with the terms and conditions of this Agreement, with respect to all, reinsurance ceded to the Reinsurer prior to termination of this Agreement.

5. In the event that any amounts become payable upon termination in accordance with paragraph 1 of this section and similar payments are provided for in other agreements between the parties, the REINSURED and the REINSURER agree that it is their intention that such termination fees shall be payable only once. It is not the intention of the parties to create multiple or offsetting penalties in the event that other related agreements between the parties are terminated.

                                  Q.  EXECUTION
                                      ---------


                           IN WITNESS WHEREOF the said

       AMERICAN FRANKLIN LIFE INSURANCE COMPANY OF Springfield, Illinois,

                                  and the said

              INTEGRITY LIFE INSURANCE COMPANY of Phoenix, Arizona,

 have by their respective officers executed this Agreement in duplicate on the dates shown below.


AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------


INTEGRITY LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

                                   SCHEDULE I
                                   ----------


                         POLICIES SUBJECT TO REINSURANCE
                         -------------------------------


Policies on Policy Form T1755 sold by registered representatives of Franklin Financial Services Corporation, are subject to reinsurance hereunder, except as provided in Schedule II. Riders, by whomever sold, attached to such policies are also subject to reinsurance hereunder.

                                   SCHEDULE II
                                   -----------


                              AMOUNT OF REINSURANCE
                              ---------------------


The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, except that there shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder.

                                  SCHEDULE III
                                  ------------

                                 PERIODIC REPORT
                                 ---------------

               Period Beginning:

               Period Ending:

                                                            Individual Insurance
                                                            --------------------

Reserves in the General Account

     Beg. of Period
     End of Period

Receipts
     Premiums
          1st Yr.
          Renewal
     SIA Transfers
     Others

Disbursements of Insurance Death Benefits
     Death Benefit Payments
     SIA Transfers
     Premium Taxes
     Policy Expense Allowances
          Commissions
               1st Yr.
               Renewal
          Allowance
     Investment Expense Allowances
          Other

Life Insurance Issued (Number and face amount)

Life Insurance in Force (Number and face amount)

Term Insurance Riders Inforce (face amount)

ADB Inforce (face amount)

Waiver Benefit in Force

                                   SCHEDULE IV
                                   -----------
                                 ANNUAL REPORTS
                                 --------------

A.   Annual Statement

     All the appropriate entries for the following parts of the REINSURER'S NAIC blank shall be furnished to the REINSURER by the REINSURED:

     Page 5       Analysis of operations by lines of business

     Page 6       Analysis of increase in reserves during the year

     Exhibit 1    Premiums and annuity considerations

     Exhibit 6    Taxes, licenses and fees

     Exhibit 11   Policy and contract claims

     Page 15      Exhibit of Life Insurance

     Schedule T   Premiums and annuity considerations

B.   Tax Return Information

     All information used in preparing the REINSURED'S Federal Income Tax Return (Form 112OL) and which is necessary for the REINSURER to complete each item in its Federal Income Tax Return with respect to the reinsurance hereunder shall be furnished to the REINSURER by the REINSURED on a timely basis.

                                   SCHEDULE V
                                   ----------

                             ADMINISTRATION CHARGES
                             ----------------------

1. For each policy issued and reinsured during a calendar year, the REINSURER shall pay the REINSURED $30.00 (30% of $100.00) to cover issue and underwriting expenses incurred by the REINSURED.

2. The REINSURER shall pay the REINSURED each year an amount to cover administrative expenses incurred by the REINSURED. This amount shall be calculated by multiplying $3.00 (30% of $10.00) by .5 times the following:

     (a) the number of reinsured policies in force at the end of the prior calendar year, plus

     (b) the number of policies in force at the end of the current calendar year, plus

     (c) the number of policies issued and reinsured during the current calendar year.

The above unit charges will apply during the first year of this agreement and will subsequently be redetermined to follow future experience.

                                   SCHEDULE VI
                                   -----------

                                EXPENSE ALLOWANCE
                                -----------------

1. For each policy issued and reinsured during a calendar year, the REINSURER shall pay the REINSURED $54.00 (30% of $180.00) as an expense allowance to cover service fees for issue and acquisition incurred by the REINSURED.

2. The REINSURER shall pay the REINSURED each year an expense allowance to cover administrative service fees incurred by the REINSURED. This allowance shall be calculated by multiplying $18.00 (30% of $60.00) by .5 times the following:

     (a) the number of reinsured policies in force at the end of the prior calendar year, plus

     (b) the number of policies in force at the end of the current calendar year, plus

     (c) the number of policies issued and reinsured during the current calendar year.

The above unit charges will apply during the first year of this agreement and will subsequently be redetermined to follow future experience.

5. In the event that any amounts become payable upon termination in accordance with paragraph 1 of this section and similar payments are provided for in other agreements between the parties, the REINSURED and the REINSURER agree that it is their intention that such termination fees shall be payable only once. It is not the intention of the parties to create multiple or offsetting penalties in the event that other related agreements between the parties are terminated.

                                 AMENDMENT NO. 1

The Modified Coinsurance Agreement between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance Company of Phoenix, Arizona, effective April 1, 1989, is amended by replacing the first paragraph of section D.1. with the following paragraph:

     The REINSURER shall pay the REINSURED each day a distribution allowance equal to 5% of the reinsurance premiums plus 80% of such premiums which are for the first policy year and which are not greater than the amounts defined as commissionable "target" premiums by the REINSURED with regard to the portions of the policies reinsured hereunder.


AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------


INTEGRITY LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

                                 AMENDMENT NO. 2

The Modified Coinsurance Agreement between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance Company of Phoenix, Arizona, effective April 1, 1989, is amended as follows:

     I.   The following is added to Section E. "Terms of Reinsurance":

          6.   Claims
               ------

               The settlement made by the REINSURED for a death claim under a policy reinsured under this agreement shall be binding on the REINSURER. However, the REINSURER shall be consulted before any admission of liability on the claim is made by the REINSURED if the claim amount reinsured is equal to or greater than $200,000 or when death occurs during the contestable period. The REINSURED shall furnish the REINSURER with copies of the proofs of loss and any information the REINSURER may request.

     II.  Schedule II is replaced by the attached Schedule II, revised 5/2/90.

     III. Schedule V is replaced by the attached Schedule V, revised 5/2/90.


AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------


INTEGRITY LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

                                   SCHEDULE II
                                   -----------

                              AMOUNT OF REINSURANCE
                              ---------------------

The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, in accordance with the following rules:

     1. There shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder.

     2. There shall be no reinsurance on policies issued as term conversions or replacements where full evidence of insurability has not been secured which were: (a) originally written by The Franklin Life Insurance Company; (b) not reinsured; and (c) where the original underwriting occurred over five years prior to submission of the case to American Franklin.

     3. There shall be no reinsurance on policies issued as term conversions from or replacements of policies originally issued by The Franklin Life Insurance Company, which were originally reinsured under other reinsurance agreements.

     4. There shall be no reinsurance on an automatic basis for any risk offered on a facultative basis by the reinsured to any company.

                                   SCHEDULE V
                                   ----------

                              ADMINISTRATION CHARGE
                              ---------------------

1. For each policy issued and reinsured during a calendar year, the REINSURER shall pay the REINSURED $30.00 (30% of $100.00) to cover issue and underwriting expenses incurred by the REINSURED,

     However, if such policy is a term conversion from or a replacement of a policy originally written by The Franklin Life Insurance Company, where full evidence of insurability has not been secured, the REINSURER shall pay the REINSURED a reduced amount of $15 (30% of $50.00).

2. The REINSURER shall pay the REINSURED each year an amount to cover administrative expenses incurred by the REINSURED. This amount shall be calculated by multiplying $3.00 (30% of $10.00) by .5 times the following:

     (a) the number of reinsured policies in force at the end of the prior calendar year, plus

     (b) the number of policies in force at the end of the current calendar year, plus

     (c) the number of policies issued and reinsured during the current calendar year.

The above unit charges will apply during the first year of this agreement and will subsequently be redetermined to follow future experience.

                                                                  Revised 5/2/90

                                 AMENDMENT NO. 3

The Modified Coinsurance Agreement between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance company of Phoenix, Arizona, effective April 1, 1989, is amended by replacing Schedule II (revised 4-12-90) with the attached Schedule II (revised 7-1-93).


AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------


INTEGRITY LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

                          SCHEDULE II (revised 7-1-93)
                          ----------------------------

                              AMOUNT OF REINSURANCE
                              ---------------------

The portion of the risk reinsured under this Agreement shall be 30% on any policy to the extent reinsured hereunder, as provided in Schedule I, in accordance with the following rules;

1. There shall be no reinsurance on any benefit under this Agreement where the REINSURED does not retain its normal retention of risk on a policy hereunder,

2. There shall be no reinsurance on policies: (a) originally written under Franklin Life; (b) not reinsured by Franklin Life; and (c) where the original underwriting occurred over five years prior to submission of the case to American Franklin.

3. There shall be no reinsurance on policies originally issued by Franklin Life Insurance Company and originally reinsured by Franklin Life under other reinsurance agreements.

4, There shall be no reinsurance on an automatic basis for any risk offered on a facultative basis by the reinsured to any company.

5. There shall be no reinsurance on policies issued in the State of California.

                                 AMENDMENT NO. 4

The Modified Coinsurance Agreement originally written between American Franklin Life Insurance Company of Springfield, Illinois and Integrity Life Insurance Company of Phoenix, Arizona, effective April 1, 1989, is hereby amended as follows:

In accordance with the provisions of Article P. Duration of Agreement, this Agreement is hereby terminated for the placement of new reinsurancc on and after January 1, 1997. Reinsurance remaining in force at January 1, 1997 shall continue to be covered under the provisions of this Agreement until the termination of each underlying policy.

The REINSURER agrees to waive the provision in Article P that mandates a one-year prior written notice of termination.

All terms, provisions and conditions of this Agreement will continue unchanged except as specially revised in this Amendment

This Amendment is signed in triplicate at the dates and places indicated with an effective date of January 1, 1997.


Integrity Life Insurance Company          American Franklin Life Insurance
                                          Company


Approved By                               Approved By
            --------------------------                --------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

Phoenix Home Life Mutual Insurance Company
100 Bright Meadow Boulevard
P.O. Box 1900
Enfield, CT 06083-1900
Phone 203 253-2360
FAX 203 253-2881

Phoenix Home Life
                                December 29, 1994

Mr. John R. McGeeney
Co-Counsel and Secretary
ARM Financial Group, Inc.
239 S. Fifth Street, 12th Floor
Louisville, Kentucky 40202-3271     BY FAX 502-582-7913

Dear John;

          Re: Letter of Intent to Enter into Reinsurance Agreements Between Phoenix Home Life and Integrity Life

This is to confirm our agreement and intent to enter into four reinsurance agreements under the following conditions and terms:

I.   AMERICAN FRANKLIN LIFE'S EQUIBUILDER
--   ------------------------------------

You (Integrity Life) will retro-cede to us (Phoenix Home Life) the 30% share of the Equibuilder business (the "shared" block) which you assume from American Franklin Life. You will retro-cede to us this Flexible Premium Variable Life and Term Riders under terms similar to those you have with American Franklin Life. The effective date is October 31, 1994. We will pay you a purchase price of $624,000, to be adjusted at the rate of $1.25 per thousand of face amount for new business and lapses between the valuation date (June 30, 1994) and October 31, 1994. This is a Modified Coinsurance agreement under which you are carrying a receivable of $1,598,671, for which we will reimburse you in return for that right under the agreement. We will accept the fill 30% share of all policies assumed by you and handle retrocessions in excess of our own retention.

II.  TRANSAMERICA OCCIDENTAL LIFE'S TRANSEQUITY I & II
---  -------------------------------------------------

You (Integrity Life) will retro-cede to us (Phoenix Home Life) the 30% share of the Transequity I and Transequity II business (the "shared" block) which you assume from

Transamerica Occidental Life. You will retro-cede to us this Flexible Premium Variable Life and Term Riders under terms similar to those you have with Transamerica Occidental Life. The effective date is September 30, 1994. We will pay you a purchase price of $61,700, to be adjusted at the rate of $1.25 per thousand of face amount for changes in inforce between reports as of September 30, 1994 and the valuation run dated October 31, 1994. The inforce anticipated in the purchase price is 30% of $164,558,961 or $49,367,694. This is a Modified Coinsurance agreement under which you are carrying a receivable of $154,917, for which we will reimburse you in return for that right under the agreement. We will accept the full 30% share of all policies assumed by you and handle retrocessions in excess of our own retention.

III. INTEGRITY LIFE'S PORTFOLIO LIFE
---- -------------------------------

You (Integrity Life) will cede to us (Phoenix Home Life) a 50% share of the Portfolio Life business (both the "shared" and the "non-shared" block) which you have written. You will cede to us this Flexible Premium Variable Life and Term Riders under terms similar to those you have with American Franklin Life. The effective date is December 31, 1994. We will pay you a purchase price of $876,000, to be adjusted at the rate of $3 .40 per thousand of face amount for changes in inforce between the valuation date (June 30, 1994) and December 31, 1994. This is a Modified Coinsurance agreement under which you are carrying a receivable of (it was $533,573 as of October 31, 1994, but the December 31, 1994 amount is to be determined), for which we will reimburse you in return for that right under the agreement. We will accept the full 50% share of all policies assumed by you and handle retrocessions in excess of our own retention.

IV.  LAMAR LIFE'S PORTFOLIO LIFE
---  ---------------------------

You (Integrity Life) will cede to us (Phoenix Home Life) a 50% share of the Portfolio Life business (the "non-shared" block) marketed by Lamar which you have written in Integrity Life. You will cede to us this Flexible Premium Variable Life and Term Riders under terms similar to those you have with American Franklin Life for other Portfolio Life. The effective date is December 31, 1994. We will pay you a purchase price of $26,600, to be adjusted at the rate of $3.40 per thousand of face amount for changes in inforce between the valuation run dated October 31, 1994 and December 31, 1994. The inforce anticipated in the purchase price is 50% of $15,606,907 or $7,803,453. This is a Modified Coinsurance agreement under which you are carrying a receivable (in an amount to be determined), for which we will reimburse you in return for that right under the agreement. We will accept the full 50% share of all policies assumed by you and handle retrocessions in excess of our own retention.

We intend to complete the development and sign a Reinsurance Agreement to effect these commitments before February 15, 1994. We intend to record these transactions in our 1994 Statutory Annual Statement filings, and to settle all accounts by February 15, 1994

Please indicate your agreement to these provisions by signing below, keeping one copy for your records and returning one to me.

Agreed,

AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

Agreed,

INTEGRITY LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------
Date                                      Date
      --------------------------------          --------------------------------

                        REINSURANCE ASSIGNMENT AGREEMENT
                        --------------------------------

This Reinsurance Assignment Agreement is made and entered by and among Integrity Life Insurance Company ("Assignor") and Phoenix Home Life Insurance Company ("Assignee") effective as of October 31, 1994.

Whereas, Assignor wishes to assign to Assignee all of its reinsurance interest in that certain Modified Coinsurance Agreement between Assignor and American Franklin Life Insurance Company ("Reinsured") effective April 1, 1989, as amended, with respect to policies on Policy Form T1755 and riders attached thereto (the "Agreement"), subject to a final accounting and settlement of any preexisting oversights, errors or omissions thereunder; and

Whereas, Assignee has agreed to pay Assignor for such reinsurance in an amount acceptable to Assignor as set forth herein, and

Now, therefore, the parties hereby agree as follows, intending to be legally bound.

1. Assignor assigns and Assignee accepts the assignment effective as of October 31, 1994 (the "Settlement Date"), of all of Assignor's rights, interests in, and obligations under the Agreement to Assignee, subject only to the continuing good faith obligations of Assignor and Reinsured with respect to preexisting oversights, errors or omissions which shall neither be subject to such assignment nor affect Assignee's interest in the Agreement in any way, and shall be fully resolved solely between Assignor and Reinsured consistent with the terms of the Agreement for the resolution of such issues.

2. Assignee agrees to pay Assignor a lump sum equal to $624,000, receipt of which is hereby acknowledged, plus an additional amount equal to $1,598,671 representing the amount of a receivable due to Assignee from Reinsured, which receivable is hereby transferred from Assignor to Assignee.

ASSIGNOR:                                 ASSIGNEE:
INTEGRITY LIFE INSURANCE COMPANY          PHOENIX HOME LIFE INSURANCE COMPANY


By                                        By
      --------------------------------          --------------------------------
Title                                     Title
      --------------------------------          --------------------------------

                                    AGREEMENT

     This Agreement is entered into by and between The American Franklin Life Insurance Company ("American Franklin"), Integrity Life Insurance Company ("Integrity"), and Phoenix Home Life Mutual Insurance Company ("Phoenix").

     WHEREAS, American Franklin and Integrity entered into a Modified Coinsurance Agreement (the "MCA") with an effective date of April 1, 1989, under which Integrity reinsured on a modified coinsurance basis certain insurance policies issued by American Franklin; and

     WHEREAS, by a Reinsurance Assignment Agreement entered into on October 31, 1994, Integrity assigned to Phoenix Integrity's reinsurance interest and obligations under the MCA; and

     WHEREAS, the parties hereto desire that Phoenix become the reinsurer under the MCA in lieu of Integrity, effective on January 1, 1999;

     NOW, THEREFORE, the parties hereto agree as follows:

     Effective January 1, 1999, (1) Phoenix assumes all rights and obligations of Integrity under the MCA, (2) Integrity has no rights or obligations pertaining to the reinsurance in force under the MCA as of January 1, 1999, and
(3) the Reinsurance Assignment Agreement dated October 31, 1994 between Integrity and Phoenix is cancelled.

     IN WITNESS WHEREOF, this Agreement has been executed on the dates indicated by the parties hereto.

THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY


By:
         -----------------------------
Name:
         -----------------------------
Title:
         -----------------------------
Date:
         -----------------------------

INTEGRITY LIFE INSURANCE COMPANY


By:
         -----------------------------
Name:
         -----------------------------
Title:
         -----------------------------
Date:
         -----------------------------

PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


By:
         -----------------------------
Name:
         -----------------------------
Title:
         -----------------------------
Date:
         -----------------------------

                              NOVATION AMENDMENT TO
                            REINSURANCE AGREEMENT(S)
                           SHOWN IN THE ATTACHED LISTS

                                     between

                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
                                       of
                              Springfield, Illinois

                                       and

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                                       of
                            East Greenbush, New York
                (Administrative Offices in Eafield, Connecticut)

The reinsurance agreements shown in the attached lists are amended as follows:

This amendment causes the liability of Phoenix Home Life Mutual Insurance Company to be assumed by Employers Reassurance Corporation, of Overland Park, Kansas.

As respects interests and liabilities outstanding as of January 1, 2000 and incurred thereafter, Phoenix Home Life Mutual Insurance Company is deleted and Employers Reassurance Corporation is substituted therefor.

This Agreement is now between The American Franklin Life Insurance Company and Employers Reassurance Corporation without otherwise affecting its provisions.

In witness whereof, this Amendment is signed in duplicate on the dates indicated by an officer of the companies.

The American Franklin Life Insurance      Phoenix Home Life Mutual
Company                                   Insurance Company


Approved by:                               Approved by:
             -------------------------                  ------------------------
Title:                                     Title:
             -------------------------                  ------------------------
Date:                                      Date:
             -------------------------                  ------------------------

Employers Reassurance Corporation


Approved by:
             -------------------------
Title:
             -------------------------
Date:
             -------------------------

December 5, 2002

Craig Wolf
Employers Reassurance Corp
525 West Van Buren. Suite 500
Chicago, IL 60607

Dear Mr. Wolff:

The purpose of this letter is to notify you that effective December 31, 2002, All American Life Insurance Company ("AAL"), The American Franklin Life Insurance Company ("AMFLIC"), and The Franklin Life Insurance Company ("FLIC") will merge with and into American General Life Insurance Company ("AGL").

As a result of this merger, AGL assumes all rights and obligations of the companies identified above under all reinsurance agreements (the "Reinsurance Agreements") between AAL, AMFLIC, and/or FLIC and Employers Reassurance Corp, the same as if AGL had been an original party to such agreements.

Please acknowledge your receipt of this notice and indicate your acceptance of AGL's assumption of the rights and obligations under the Reinsurance Agreements, by executing the enclosed copy of this letter and returning the same to: Attn:
Mike Dossett at AIG American General Life Insurance Co., One Franklin Square, Box 913, Springfield, IL 62713-0001 by December 16, 2002. If we do not receive your acknowledgment and acceptance by this date, we will deem your acceptance received and recorded.

Very truly yours,


Robert M. Beuerlein, FSA, MAAA
Senior Vice President & Chief Actuary

We acknowledge receipt of notice concerning the merger transaction described above and consent to American General Life Insurance Company's assumption of all of the rights and obligations of the companies identified above under all Reinsurance Agreements with us.


By:
         -----------------------------
Name:
         -----------------------------
Title:
         -----------------------------
Date:
         -----------------------------

All American Life Insurance Company/Employers Reassurance Corporation Treaty
List

--------------------------------------------------------------------------------
Type of Treaty   Eff. Date             Treaty No.           Mainfame No.
--------------------------------------------------------------------------------
Auto YRT               1/1/90          GF-4082-81                  3561A01
--------------------------------------------------------------------------------
Auto YRT               1/1/97          GF-4082-82 (3560B)          3560B02
--------------------------------------------------------------------------------
Auto YRT               5/1/99          GF-4082-83                  3560D01
--------------------------------------------------------------------------------